CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 No. 333-73516 and Form S-8 No. 333-110503 pertaining to the Anthem 2001 Stock Incentive Plan;
•	Form S-8 No. 333-84906 and Form S-8 No. 333-129334 pertaining to the Anthem 401(k) Plan;
•	Form S-8 No. 333-159830 pertaining to the Anthem Incentive Compensation Plan;
•	Form S-8 No. 333-156099 pertaining to the Anthem, Inc. Employee Stock Purchase Plan;
•	Form S-8 No. 333-185675 pertaining to the AMERIGROUP Corporation 2009 Equity Incentive Plan; and
•	Form S-3 No. 333-200749 pertaining to the Anthem, Inc. automatic shelf registration of our report dated February 24, 2015, with respect to the consolidated financial statements and schedule of Anthem, Inc., and the effectiveness of internal control over financial reporting of Anthem, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014.

/S/ ERNST & YOUNG LLP
Indianapolis, Indiana
February 24, 2015